SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Event Requiring Report: June 9, 2004

SKINVISIBLE, INC.
(Exact name of registrant as specified in its charter)

NEVADA        000-25911      88-0344219
                                             (State of Incorporation)                   (Commission                       (IRS Employer
                                                           File Number)                       Identification #)

6320 South Sandhill Road, Suite 10
Las Vegas, Nevada 89120
_______________________________
(Address of Principal Executive Offices)

(702) 433-7154
__________________________________________
(Registrant's telephone number, including area code)

_________________________________
(Registrant's Former Name and Address)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 9, 2004, our wholly-owned subsidiary, Skinvisible Pharmaceuticals, Inc. ("Skinvisible"), entered into a Trademark License Agreement and Distribution Agreement ("Distribution Agreement") with Cross Global, Inc. ("Cross Global"), a Delaware corporation, to grant Cross Global the exclusive right to distribute, market, sell, and promote Skinvisible’s proprietary sunless tanning products in Canada, the United States, Mexico, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Luxembourg, Netherlands, Portugal, Spain, Sweden, United Kingdom, and Israel. These sunless spray tanning products incorporate Skinvisible’s proprietary Invisicare® polymer delivery system for enhancing their adhesion to human skin.

The Distribution Agreement provides that Cross Global must pay Skinvisible an up-front royalty in the amount of $1,000,000. Cross Global paid $200,000 upon signing the Distribution Agreement and the remaining balance is to be made in payments in the amount of $200,000 on August 30, 2004, November 30, 2004, February 28, 2003, and May 30, 2005. Cross Global will also be responsible for payment of a running royalty in order to maintain the exclusivity granted under the Distribution Agreement. Under the terms of the Distribution Agreement, Cross Global is prohibited form manufacturing, marketing, distributing, or selling any competing product while the Distribution Agreement is in full force and effect.

The Trademark License Agreement and Distribution Agreement are attached as exhibits to this Current Report

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

Exhibit 10.1   Trademark License Agreement
Exhibit 10.2   Distribution Agreement
Exhibit 10.3               Amended Distribution Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           SKINVISIBLE, INC.

                           By:  Terry Howlett
                      Terry Howlett
                      Chief Executive Officer
                      Date: June 14, 2004

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